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                                                                    Exhibit 3(a)
                               State of Delaware
                        Office of the Secretary of State



I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL SERVICE INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 1999, AT 4 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEWCASTLE COUNTY RECORDER OF DEEDS.




                                             /s/ Edward J. Freel
                                      Edward J. Freel, Secretary of State


0241713  8100                   AUTHENTICATION:           9507969

991005940                                 DATE:           01-07-99

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                                                                    Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        NATIONAL SERVICE INDUSTRIES, INC.



         The undersigned, on behalf of National Service Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended by striking out paragraphs (A) and (B) therefrom and by substituting in lieu therefor the following new paragraphs (A) and (B):

                  (A) The total number of shares of stock which the Corporation shall have authority to issue is 121,000,000.

                  (B) Of such stock, 120,000,000 shares shall be Common Stock of the par value of $1.00 each, amounting in the aggregate to $120,000,000.

 2. Said amendment has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly signed by its Chairman of the Board, President, and Chief Executive Officer and attested by its Secretary this 6th day of January, 1999.



         (SEAL)



                                  By:   /s/ James S. Balloun
                                        James S. Balloun, Chairman of the Board,
                                        President, and Chief Executive Officer



ATTEST:




/s/ Helen D. Haines
    Helen D. Haines, Secretary